EXHIBIT 11

                           BETHLEHEM STEEL CORPORATION

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

      (dollars in millions and shares in thousands, except per share data)

  (Note 1)                                                                                             (Note 1)
Three Months    Three Months                                                                         NINE MONTHS     NINE MONTHS
   Ended           Ended                                                                                ENDED           ENDED
September 30    September 30                                                                         SEPTEMBER 30    SEPTEMBER 30
    2003            2002                             BASIC LOSS PER SHARE                                2003            2002
------------    ------------                         --------------------                            ------------    -------------

       $0.0          ($54.2)       NET INCOME (LOSS)                                                   ($2,343.9)         ($270.4)
                                   LESS DIVIDEND REQUIREMENTS:
       (2.5)           (2.5)                         $2.50 Preferred Dividend                               (7.5)            (7.5)
       (3.1)           (3.1)                         $5.00 Preferred Dividend                               (9.3)            (9.4)
       (3.1)           (4.2)                         $3.50 Preferred Dividend                              (10.5)           (12.7)
------------    ------------                                                                         ------------    -------------
       (8.7)           (9.8)                             TOTAL PREFERRED AND PREFERENCE DIVIDENDS          (27.3)           (29.6)
------------    ------------                                                                         ------------    -------------
      ($8.7)         ($64.0)       NET LOSS APPLICABLE TO COMMON STOCK                                 ($2,371.2)         ($300.0)
============    ============                                                                         ============    =============


    135,674         130,972        AVERAGE SHARES OF COMMON STOCK                                        132,879          130,954





     ($0.06)         ($0.49)       BASIC LOSS PER SHARE                                                  ($17.84)          ($2.29)
============    ============                                                                         ============    =============

                                                    DILUTED LOSS PER SHARE
                                                    ----------------------
       $0.0          ($54.2)       NET INCOME (LOSS)                                                   ($2,343.9)         ($270.4)
                                   LESS DIVIDEND REQUIREMENTS:
       (2.5)           (2.5)                         $2.50 Preferred Dividend                               (7.5)            (7.5)
       (3.1)           (3.1)                         $5.00 Preferred Dividend                               (9.3)            (9.4)
       (3.1)           (4.2)                         $3.50 Preferred Dividend                              (10.5)           (12.7)
------------    ------------                                                                         ------------    -------------
      ($8.7)         ($64.0)       NET LOSS APPLICABLE TO COMMON STOCK                                 ($2,371.2)         ($300.0)
============    ============                                                                         ============    =============

                                   AVERAGE SHARES OF COMMON STOCK AND
                                   OTHER POTENTIALLY DILUTIVE SECURITIES OUTSTANDING:
    135,674         130,972                          Common Stock                                        132,879          130,954
      *               *                              $2.50 Preferred Stock                                 *                *
      *               *                              $5.00 Preferred Stock                                 *                *
      *               *                              $3.50 Preferred Stock                                 *                *
------------    ------------                                                                         ------------    -------------
    135,674         130,972                                  TOTAL                                       132,879          130,954
============    ============                                                                         ============    =============

     ($0.06)         ($0.49)       DILUTED LOSS PER SHARE                                                ($17.84)          ($2.29)
============    ============                                                                         ============    =============




*  ANTIDILUTIVE